EXHIBIT 21.1
MURPHY OIL CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2019

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A. Arkansas Oil Company	Delaware	100.00
B. Caledonia Land Company	Delaware	100.00
C. El Dorado Engineering Inc.	Delaware	100.00
1. El Dorado Contractors	Delaware	100.00
2. El Dorado Exploracion y Produccion, S. de. R.L. de C.V. (see company F.3.b(1) below)	Mexico	10.00
D. Marine Land Company	Delaware	100.00
E. Murphy Eastern Oil Company	Delaware	100.00
F. Murphy Exploration & Production Company	Delaware	100.00
1. Mentor Holding Corporation	Delaware	100.00
a. Mentor Excess and Surplus Lines Insurance Company	Delaware	100.00
b. MIRC Corporation	Louisiana	100.00
2. Murphy Building Corporation	Delaware	100.00
3. Murphy Exploration & Production Company - International	Delaware	100.00
a. Canam Offshore Limited	Bahamas	100.00
(1) Canam Brunei Oil Ltd.	Bahamas	100.00
(2) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.00
(3) Murphy Cuu Long Tay Oil Co., Ltd.	Bahamas	100.00
b. El Dorado Exploration, S.A.	Delaware	100.00
(1) El Dorado Exploracion y Produccion, S. de. R.L. de C.V.	Mexico	90.00
c. Murphy Asia Oil Co., Ltd.	Bahamas	100.00
e. Murphy Brasil Exploracao e Producao de Petroleo e Gas Ltda. (see company l.(1) below)	Brazil	90.00
f. Murphy Cuu Long Bac Oil Co., Ltd.	Bahamas	100.00
g. Murphy Dai Nam Oil Co., Ltd.	Bahamas	100.00
h. Murphy Equatorial Guinea Oil Co., Ltd.	Bahamas	100.00
i. Murphy Exploration (Alaska), Inc.	Delaware	100.00
j. Murphy Luderitz Oil Co., Ltd.	Bahamas	100.00
k. Murphy Nha Trang Oil Co., Ltd.	Bahamas	100.00
l. Murphy Overseas Ventures Inc.	Delaware	100.00
(1) Murphy Brasil Exploracao e Producao de Petroleo e Gas Ltda.	Brazil	10.00
m. Murphy Phuong Nam Oil Co., Ltd.	Bahamas	100.00
n. Murphy Semai IV Ltd.	Bahamas	100.00
o. Murphy South Barito, Ltd.	Bahamas	100.00
p. Murphy-Spain Oil Company	Delaware	100.00
q. Murphy West Africa, Ltd.	Bahamas	100.00
r. Murphy Worldwide, Inc.	Delaware	100.00
s. Murphy Offshore Oil Co. Ltd.	Bahamas	100.00
t. Murphy Netherlands Holdings B.V.	Netherlands	100.00

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
(1) Murphy Sur, S. de R. L. de C.V. (see company t(2)a. below)	Mexico	0.01
(2) Murphy Netherlands Holdings II B.V.	Netherlands	100.00
a. Murphy Sur, S. de R. L. de C.V.	Mexico	99.99
u. Murphy Australia Holdings Pty. Ltd	Western Australia	100.00
v. Murphy Exploration Holdings, LLC	Delaware	100.00
(1) Murphy Australia Oil Pty. Ltd.	Western Australia	100.00
a. Murphy Australia AC/P 36 Oil Pty. Limited	Western Australia	100.00
(2) Murphy Australia AC/P 57 Oil Pty. Ltd.	Western Australia	100.00
(3) Murphy Australia AC/P 58 Oil Pty. Ltd.	Western Australia	100.00
(4) Murphy Australia EPP43 Oil Pty. Ltd.	Western Australia	100.00
(5) Murphy Australia NT/P80 Oil Pty. Ltd	Western Australia	100.00
(6) Murphy Australia WA-408-P Oil Pty. Ltd.	Western Australia	100.00
(7) Murphy Australia WA-476-P Oil Pty. Ltd.	Western Australia	100.00
(8) Murphy Australia WA-481-P Oil Pty. Ltd.	Western Australia	100.00
(9) Murphy Australia AC/P 59 Oil Pty. Ltd.	Western Australia	100.00
4. Murphy Exploration & Production Company - USA	Delaware	100.00
a. MP Gulf of Mexico, LLC	Delaware	80.00
G. Murphy Oil Company Ltd.	Canada	100.00
1. Murphy Canada Holding ULC	AULC	100.00
2. Murphy Canada, Ltd.	Canada	100.00
H. New Murphy Oil (UK) Corporation	Delaware	100.00
1. Murphy Petroleum Limited	England	100.00
a. Murco Petroleum Limited	England	100.00